UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 6, 2018

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	001-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 East Street, Fairport Harbor, OH	44077
(Address of principal executive offices)	(Zip Code)

(440) 354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

OurPet’s Company (the “Company”) held its annual meeting of shareholders on June 6, 2018 at the Company’s headquarters in Fairport Harbor, Ohio. The matters voted on and the results of the vote are as follows:

Proposal 1

The following persons were elected to the Company’s board of directors to hold office until the 2019 annual meeting of shareholders or until their respective successors are elected and qualified:

	Number of Votes
	For	Withheld	Abstain
Joseph T. Aveni	14,547,015	83,693	29,789
William L. Lechtner	14,571,715	62,341	26,441
Charles C. MacMillan	14,564,715	69,341	26,441
John W. Spirk, Jr.	14,571,715	58,993	29,789
Dr. Steven Tsengas	14,585,120	55,598	19,779

Proposal 2

The ratification of the appointment of NMS, Inc. as the Company’s independent auditor for the fiscal year ending December 31, 2018 received the following vote:

Number of Votes
For	Against	Abstain
17,803,381	63,430	13,492

Proposal 3

The advisory approval of the compensation of our named executive officers for 2017 received the following vote:

Number of Votes
For	Against	Abstain
14,321,706	321,168	17,623

Item 8.01.	Other Events.

At the Annual Meeting, the Company’s management team gave a presentation about the Company to stockholders in attendance, including participation in a Q&A period after the presentation. A link to the presentation materials is available at http://www.ourpets.com/investors/presentations/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OurPet’s Company

By:	/s/ Scott R. Mendes
Name:	Scott R. Mendes
Title:	Chief Financial Officer and Treasurer

Dated: June 11, 2018